Exhibit 10.1

EXECUTION VERSION

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (this “Agreement”), dated as of March 15, 2017, is made by and among EXCO Resources, Inc., a Texas corporation (the “Company”), the guarantors named in Schedule 1 hereto (the “Guarantors”) and each of the other undersigned parties hereto (each, a “Purchaser” and, collectively, the “Purchasers”). The Company, the Guarantors and the Purchasers are referred to herein as the “Parties” and each a “Party.”

WHEREAS, the Company proposes to issue and sell (the “Offering”) to the several Purchasers $300,000,000 aggregate principal amount of its 8.0% / 11.0% 1.5 Lien Senior Secured PIK Toggle Notes due 2022 (the “Notes”) together with warrants (the “Warrants”) exercisable for common stock, par value $0.001 per share (the “Common Stock”), of the Company (the “Warrant Shares”). The Notes initially will be fully and unconditionally guaranteed (the “Guarantees”) on a senior secured basis, jointly and severally by the Guarantors. The Notes and the Guarantees are herein collectively referred to as the “Securities” and the Notes, the Guarantees and the Warrants are herein referred to as the “Offered Securities.” The Securities will be issued pursuant to an Indenture to be dated as of March 15, 2017 (the “Indenture”) among the Company, Wilmington Trust, National Association, as trustee (the “Trustee”), and Wilmington Trust, National Association, as collateral trustee (the “Collateral Trustee”). The Warrants will be issued pursuant to a 1.5 Lien Note Warrant Agreement to be dated as of March 15, 2017 (the “Warrant Agreement”) between the Company and Continental Stock Transfer & Trust Company, as warrant agent. The number of Warrants to be issued to the Purchasers will be equal to the aggregate principal amount of the Notes divided by the Exercise Price (as defined in the Warrant Agreement) of the Warrants. The Offered Securities will be issued and sold to the Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon one or more exemptions therefrom;

WHEREAS, pursuant to and subject to the terms of the Indenture, the Company may elect, at its option, to pay interest on the Notes in cash or by (1) issuing shares of Common Stock of the Company (“PIK Shares” and, such payments, “PIK Share Payments”) or (2) issuing new Notes (“PIK Notes” and, such payments, “PIK Note Payments”). The Company’s issuance of PIK Shares and Warrant Shares is conditioned on, among other things, the Company’s receipt of the requisite consents of the holders of its shares of Common Stock, (1) to the issuances of the PIK Shares and the Warrant Shares for purposes of the rules of the New York Stock Exchange (if required) and (2) unless waived by the Company, with respect to the amendment of the Company’s existing charter to increase its authorized Common Stock under applicable Texas law (together, the “Requisite Shareholder Approvals”);

WHEREAS, holders of the PIK Shares and the Warrants will have the registration rights set forth in the Registration Rights Agreement, to be dated as of March 15, 2017 (the “Registration Rights Agreement”), among the Company and the Purchasers. Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the “SEC”), under the circumstances set forth therein, a registration statement under the Securities Act relating to the Warrant Shares and the PIK Shares;

WHEREAS, pursuant to and subject to the Security Documents (as defined below) to be entered into among the Company, the Guarantors, the Trustee, the Collateral Trustee and certain other parties thereto, as applicable, the obligations of the Company and the Guarantors in relation to the Securities will be secured, subject to certain permitted liens, on a first-priority basis (subject to the Intercreditor Agreement and Permitted Prior Liens (as defined in the Indenture)) by liens on substantially all of the Company’s and the Guarantors’ assets (collectively, the “Collateral”). The Collateral will be pledged pursuant to certain Security Documents. In addition, the Collateral Trustee, the Trustee, the Company and the Guarantors will enter into a collateral trust agreement (the “Collateral Trust Agreement”) that will set forth the priority of payments from proceeds of Collateral. The term “Security Documents” refers to the Collateral Trust Agreement and one or more security agreements, pledge agreements, collateral assignments, mortgages, collateral agency agreements, deeds of hypothec, and other agreements or documents creating (or purporting to create) a security interest in the Collateral in favor of the Collateral Trustee for the benefit of the holders of the Securities as contemplated by the Indenture;

WHEREAS, on or prior to the Closing Date (as defined below), the Company intends to (a) repay certain amounts outstanding under that certain Amended and Restated Credit Agreement, dated as of July 31, 2013 (the “RBL Credit Agreement”), among the Company, certain subsidiaries of the Company as guarantors, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent thereunder, and to amend the RBL Credit Agreement (such amended RBL Credit Agreement, the “Amended RBL Credit Agreement”) to, among other things, provide for a reduction of the aggregate amount of revolving commitments made available to the Company thereunder to an amount equal to $150,000,000; (b) to the extent not refinanced in full as provided in clause (c) below, amend that certain Term Loan Credit Agreement, dated as of October 19, 2015 (the “TL Credit Agreement” and as amended, the “Amended Second Lien Credit Agreement”), among the Company, certain subsidiaries of the Company as guarantors, the lenders party thereto and Wilmington Trust, National Association, as administrative agent and collateral trustee thereunder, and (c) refinance (i) all of the indebtedness outstanding under the Term Loan Credit Agreement, dated as of October 19, 2015 (the “FFH Credit Agreement”), among the Company, certain subsidiaries of the Company as guarantors, the lenders party thereto and Hamblin Watsa Investment Counsel Ltd., as administrative agent thereunder, and Wilmington Trust, National Association, as collateral trustee thereunder and (ii) all or a portion of the indebtedness under the TL Credit Agreement, in each case, pursuant to the 1.75 Lien Term Loan Credit Agreement, to be dated on or about the Closing Date (the “1.75 Lien Credit Agreement” and, collectively with the RBL Credit Agreement, the Amended RBL Credit Agreement, the Amended Second Lien Credit Agreement, the “Financing Documents”), among the Company, certain subsidiaries of the Company as guarantors, the lenders party thereto and Wilmington Trust, National Association, as administrative agent, and Wilmington Trust, National Association, as collateral trustee thereunder (such refinancing transactions, collectively, the “Financing Transactions”). The consummation of the Offering is conditioned on the consummation of the Financing Transactions;

WHEREAS, this Agreement, the Indenture, the Securities, the PIK Shares, the PIK Notes, the Warrants, the Warrant Shares, the Warrant Agreement, the Registration Rights Agreement, the Collateral Trust Agreement, the Security Documents, the Amended RBL Credit Agreement, the Amended Second Lien Credit Agreement, the 1.75 Lien Credit Agreement and each other agreement, document, and instrument to which the Company or any Guarantor is or will be a party or which it has executed and delivered, or will execute and deliver, in connection with the Offering, the Financing Transactions and the transactions contemplated by this Agreement are collectively referred to herein as the “Transaction Documents;” the transactions contemplated hereby and thereby are collectively referred to herein as the “Transactions;” and this Agreement, the Indenture, the Securities, the PIK Shares, the PIK Notes, the Warrants, the Warrant Agreement, the Registration Rights Agreement, the Collateral Trust Agreement, the Security Documents and each other agreement, document, and instrument to which the Company or any Guarantor is or will be a party or which it has executed and delivered, or will execute and deliver, in connection with the Offering and the transactions contemplated by this Agreement are collectively referred to herein as the “Note Documents,”

WHEREAS, (a) each Purchaser has individually negotiated this Agreement with the Company, (b) each Purchaser’s rights and obligations under this Agreement are several and not joint with the obligations of any other Purchaser, and (c) the rights and obligations of the Company with respect to each Purchaser are several and not joint with respect to any other Purchaser; and

WHEREAS, the Purchasers, the Company and the Guarantors wish to enter into this Agreement, pursuant to which, and upon the terms and subject to the conditions set forth herein, the Purchasers have severally and not jointly agreed to purchase the Offered Securities and the Company and the Guarantors have agreed to issue and sell the Offered Securities.

NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties and covenants contained herein, each of the Parties hereto hereby agrees as follows:

SECTION 1.    Purchase and Sale.

(a)    Subscription Amount. On the Closing Date (as defined below), upon the terms and subject to the conditions set forth in this Agreement, the Company agrees to issue and sell, and the Purchasers, severally and not jointly, agree to purchase, (i) $300,000,000 aggregate principal amount of Notes, at a price equal to 100.0% of the principal amount thereof, with the aggregate principal of Notes for each Purchaser equal to such Purchaser’s Subscription Amount (as defined below) as set forth on Schedule 2 hereto and on the signature page hereto executed by such Purchaser and (ii) the number of Warrants for each Purchaser set forth on Schedule 2 hereto (which is equal to the aggregate principal amount of such Purchaser’s Notes divided by the Exercise Price (as defined in the Warrant Agreement)). The aggregate amount to be paid by each Purchaser for the Notes and Warrants purchased hereunder, as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds, is referred to herein as the “Subscription Amount.”

(b)    The Closing. The closing (the “Closing”) of the purchase and sale of the Offered Securities hereunder shall take place at the offices of Kirkland & Ellis, LLP, 600 Travis St., Suite 3300, Houston, Texas 77002, at 8:00 A.M., Houston time, on March 15, 2017, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Purchasers and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(c)    Deliveries.

(i)    To effect the purchase and sale of Offered Securities, upon the terms and subject to the conditions set forth in this Agreement, at the Closing (i) the Company shall issue and deliver to each Purchaser a certificate or certificates registered in the name of such Purchaser, representing the Notes and the Warrants to be issued and delivered to such Purchaser as set forth on the signature page hereto, against payment in full by such Purchaser of its Subscription Amount and (ii) each Purchaser shall cause a wire transfer in same day funds to an account of the Company designated in writing by the Company to the Purchasers in an amount equal to such Purchaser’s Subscription Amount.

(ii)    On or prior to the Closing Date, the Company and the Guarantors shall deliver or cause to be delivered to each Purchaser the following:

(A)    a legal opinion of Kirkland & Ellis LLP, counsel for the Company and the Guarantors, dated the Closing Date and addressed to each Purchaser, in form and substance reasonably satisfactory to the Purchasers, substantially to the effect set forth in Exhibit A hereto;

(B)    satisfactory evidence of the good standing of the Company and the Guarantors in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Purchasers may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions;

(C)    a certificate, dated as of the Closing Date, signed on behalf of the Company and each Guarantor by a senior executive officer thereof certifying to the effect that (1) no action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Offered Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Offered Securities; (2) the representations and warranties of the Company and each of the Guarantors contained herein are true and correct on the date hereof and on and as of the Closing Date; and (3) the Company and each of the Guarantors have performed and complied in all material respects with all of their covenants and agreements contained in this Agreement required to be performed or complied with on or prior to the Closing Date;

(D)    a certificate of solvency, dated the Closing Date, executed by the principal financial officer of the Company in the form of Exhibit B attached hereto;

(E)    copies of the Indenture and the Warrant Agreement, in each case, duly executed by the Company, the Guarantors, the Trustee, the Collateral Trustee and the Warrant Agent, as applicable, in form and substance reasonably satisfactory to the Purchasers;

(F)    copies of the Notes and the Warrants, in each case, duly executed by the Company, the Guarantors, and the Trustee or the Warrant Agent, as applicable, in form and substance reasonably satisfactory to the Purchasers;

(G)    a copy of the Registration Rights Agreement, duly executed by the Company, in form and substance reasonably satisfactory to the Purchasers;

(H)    copies of the Security Documents, in each case, duly executed by the Company and the Guarantors, as applicable, and the other parties thereto, in form and substance reasonably satisfactory to the Purchasers; and

(I)    copies of the Amended RBL Credit Agreement, the Amended Second Lien Credit Agreement and the 1.75 Lien Credit Agreement, in each case, duly executed by the parties thereto, in form and substance reasonably satisfactory to the Purchasers.

(iii)    On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the Registration Rights Agreement duly executed by such Purchaser and a completed Questionnaire (as defined below) regarding investor status duly executed by such Purchaser.

(d)    Closing Conditions.

(i)    The obligations of the Company hereunder shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

(A)    no action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Offered Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Offered Securities;

(B)    the representations and warranties of the Purchasers contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and

(C)    the Purchasers shall have performed and complied in all material respects with all of their covenants and agreements contained in this Agreement required to be performed or complied with on or prior to the Closing Date.

(ii)    The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(A)    no action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Offered Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Offered Securities;

(B)    the representations and warranties of the Company and each of the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date;

(C)    the Company and the Guarantors shall have performed and complied in all material respects with all of their covenants and agreements contained in this Agreement required to be performed or complied with on or prior to the Closing Date.

(D)    there shall have been no Material Adverse Effect (as defined below) with respect to the Company since the date of this Agreement which in the determination of the Purchasers would make it impracticable to proceed with the consummation of the Offering;

(E)    the delivery by the Company and the Guarantors of the items set forth in Section 1(c) of this Agreement;

(F)    the Amended RBL Credit Agreement shall have become effective and shall (x) provide for a borrowing base of $150,000,000 (with a maximum possible borrowing base of up to $200,000,000) with terms and economic provisions (including financial covenants and covenant levels) reasonably satisfactory to the Purchasers, and (y) permit the maximum issuances of warrants and equity interests in the Company contemplated by the Transactions (whether pursuant to the Warrants, PIK Share Payments or otherwise) without causing any event of default);

(G)    lenders holding at least 50.1% of the term loans under the TL Credit Agreement and lenders holding 100% of the term loan under the FFH Credit Agreement shall have agreed to exchange their term loans for terms loans under the 1.75 Lien Credit Agreement, subject only to the closing;

(H)    each of the Amended Second Lien Credit Agreement and the 1.75 Lien Credit Agreement shall have become effective concurrently with the occurrence of the closing of the Offering;

(I)    the security interests created pursuant to the Security Documents shall be effective, and, to the extent perfection is capable of being obtained on or prior to the Closing Date given the use of reasonable best efforts and subject to the applicable grace periods set forth in the Indenture, the Collateral Trustee shall hold valid and perfected first-priority security interests in the Collateral (subject only to any permitted liens under the Indenture) securing the Securities for the benefit of the Secured Parties (as defined in the Indenture) on or prior to, and as of, the Closing Date;

(J)    the Purchasers shall have received all fees and other amounts due and payable on or prior to the Closing Date, and, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company and the Guarantors hereunder, including all fees, expenses and disbursements of counsel for the Purchasers to the extent invoiced on or prior to the Closing Date, together with such additional amounts as shall constitute such counsel’s reasonable estimate of expenses and disbursements to be incurred by such counsel in connection with the Security Documents and the completion of post-closing matters contemplated by the Transaction Documents (it being understood that such estimate shall not thereafter preclude further settling of accounts between the Company, the Guarantors and the Purchasers);

(K)    the Purchasers shall be reasonably satisfied that, as of the Closing Date and after giving effect to the Transactions, there shall not have occurred and be continuing any “going concern” or similar default or event of default under the documentation governing the RBL Credit Agreement, the Second Lien Credit Agreement or the documentation governing the Company’s 7.500% Senior Notes due 2018 and 8.500% Senior Notes due 2022; and

(L)    at any time prior to the Closing Date, a banking moratorium shall not have been declared either by the United States or New York authorities nor shall there have occurred any outbreak or escalation of hostilities or other national or international crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in U.S. or international political, financial or economic conditions, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Offered Securities at the Closing.

(e)    Affiliated Purchasers. Subject to applicable law, each Purchaser shall have the right to arrange for one or more of its Affiliated Entities (each, an “Affiliated Purchaser”) to purchase all or any portion of such Purchaser’s Offered Securities, on the terms and subject to the conditions in this Agreement, by written notice to the Company at least one (1) Business Day prior to the Closing Date, which notice shall be signed by the applicable Purchaser and each of its applicable Affiliated Purchasers (i.e., for clarity, those purchasing all or any portion of such Purchaser’s Offered Securities) and pursuant to which each such Affiliated Purchaser shall agree to all the terms of this Agreement as if it were a Purchaser, including that it can make each representation in Section 3 of this Agreement as if it were a

Purchaser. Any such Affiliated Purchaser shall deliver a completed Questionnaire concurrently with the delivery of the written notice referred to above. In no event will any such arrangement relieve such Purchaser of its obligations under this Agreement if its Affiliated Purchaser(s) fail to perform such obligations in accordance with the terms and conditions of this Agreement. The term “Affiliated Entity,” with respect to any person, means any fund or other entity that is directly or indirectly controlled by the same manager or other person(s) as such first person.

(f)    Expenses. Whether or not the Transactions are consummated or this Agreement is terminated, the Company and each of the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses (including any related taxes) incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Offered Securities and any taxes payable in that connection; (ii) the costs of reproducing and distributing each of the Transaction Documents; (iii) the fees and expenses of the Company’s and each of the Guarantor’s counsel, independent accountants and reserve engineers; (iv) the fees and expenses of the Trustee, the Collateral Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (v) the fees and all expenses related to the creation, documentation and perfection of any security interests in the Collateral, including the Security Documents (including the fees and expenses of the Purchasers, including fees and disbursements of Shearman & Sterling LLP); and (vi) all out-of-pocket costs and expenses (including the reasonable and documented fees and expenses of Shearman & Sterling LLP) reasonably incurred by the Purchasers in connection with this Agreement and the Transactions.

SECTION 2.    Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors jointly and severally represent and warrant to, and agree with, the Purchasers as set forth below. Except for representations, warranties and agreements that are expressly limited as to a particular date or a particular Party, each representation, warranty and agreement is made by the Company and each of the Guarantors as of the date hereof and as of the Closing Date after giving effect to the Transactions:

(a)    Organization and Qualification. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas, with the corporate power and authority to own its properties and conduct its business as currently conducted, and, except as has not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification. Each Guarantor has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization, with the corporate or analogous power and authority to own its properties and conduct its business as currently conducted, and, except as has not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, has been duly qualified as a foreign corporation, limited liability company or partnership, as applicable, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification. Each subsidiary of the Company that is a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act and each of the entities in which the Company, directly or indirectly, owns fifty-percent (50%) or less (each, a “Joint Venture”) has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization, with the corporate or analogous power and authority to own its properties and conduct its business as currently conducted, and, except as has not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, has been duly qualified as a foreign corporation, limited liability company or partnership, as applicable, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification. The Company does not own an interest in or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries and the Joint Ventures listed on Schedule 2 of this Agreement and a less than 5% interest in Azure Midstream Holdings, LLC. For the purpose of this Agreement, “Material Adverse Effect” means any material adverse change, effect, event, development (including, for the avoidance of doubt, the discovery of new or previously unknown information), circumstance or occurrence, or any of the foregoing involving a prospective change, effect, event, development, circumstance or occurrence, in the condition (financial or otherwise) or in the earnings, business, operations, assets or prospects of Company or its subsidiaries, taken as a whole, which would affect the ability of the Company or any Guarantor to carry out its business as of the date of this Agreement or which would affect the ability of the Company or any Guarantor to perform its obligations under the Transaction Documents.

(b)    Corporate Power and Authority. Each of the Company and the Guarantors has the requisite corporate or other power and authority to enter into, execute and deliver this Agreement, the other Transactions Documents and, assuming receipt of the Requisite Shareholder Approvals, to perform its respective obligations and consummate the Transactions, including the issuance of the Offered Securities (including any PIK Notes), the Warrant Shares and any PIK Shares. Each of the Company and the Guarantors has taken all necessary corporate action required for the due authorization of the Transaction Documents, as applicable, the performance of its obligations thereunder and the consummation of the Transactions.

(c)    Capitalization. The authorized capital stock of the Company consists of 780,000,000 shares of Common Stock of which, as of the date of this Agreement, 282,964,129 shares were outstanding, of which 2,342,344 are shares of restricted stock issued pursuant to and subject to the vesting requirements of compensatory equity plans of the Company in effect as of the date hereof (the “Company Stock Plans”) (excluding, for the avoidance of doubt, (i) shares held in treasury, (ii) a maximum of 7,658,057 additional shares of unvested, performance-based restricted share units reserved for issuance under the Company Stock Plans and (iii) a maximum of 1,030,000 performance-based restricted share units which may only be settled in cash), and 10,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”), of which, as of the date of this Agreement, no shares are either designated or issued and outstanding. As of the date of this Agreement, the Company held 594,663 shares of Common Stock in its treasury. As of the date of this Agreement, no shares of Common Stock or Preferred Stock were reserved for issuance, except for 2,117,387 shares of Common Stock reserved for issuance under the Company Stock Plans upon the exercise of stock options outstanding as of such date and granted under the Company Stock Plans, with a weighted average exercise price of $12.70 per share, 7,658,057 performance-based restricted share units reserved for issuance under the Company Stock Plans subject to achievement of certain criteria (excluding, for the avoidance of doubt, 1,030,000 performance-based restricted share units which may only be settled in cash) and an aggregate of 80,000,000 shares of Common Stock underlying the warrants held by Energy Strategic Advisory Services LLC. The outstanding shares of Common Stock have been duly authorized and are validly issued and outstanding, fully paid and non-assessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights, the Company’s articles of incorporation or by-laws, or any applicable laws). Except as set forth above or in connection with the Transactions and the warrant held by Energy Strategic Advisory Services LLC, there are no (A) shares of capital stock or other equity interests or voting securities of the Company authorized, reserved for issuance, issued or outstanding, (B) options, warrants, calls, preemptive rights, subscription or other rights, instruments, agreements, arrangements or commitments of any character, obligating the Company or any of its subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or other equity interest or voting security in the Company or any securities or instruments convertible into or exchangeable for such shares of capital stock or other equity interests or voting securities, or obligating the Company or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, preemptive right, subscription or other right, instrument, agreement, arrangement or commitment, (C) except with respect to the vesting, settlement or forfeiture of, or tax payment or withholding with respect to, any equity-based awards under the Company Stock Plans, outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any capital stock or other equity interest or voting securities of the Company or (D) issued or outstanding restricted stock awards, units, rights to receive any capital stock or other equity interest or voting securities of the Company on a deferred basis, or rights to purchase or receive any capital stock or equity interest or voting securities issued or granted by the Company to any current or former director, officer, employee or consultant of the Company. No subsidiary of the Company owns any shares of Common Stock or other equity interest or voting securities of the Company. There are no voting trusts or other agreements or understandings to which the Company or any of its subsidiaries is a party with respect to the voting of the Common Stock or other equity interest or voting securities of the Company. All the outstanding shares of common stock or other equity interests of each subsidiary of the Company and the Company’s interest in the Joint Ventures have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except pursuant to the Transaction Documents, the RBL Credit Agreement, the Second Lien Credit Agreement and the organizational and governance documents of each of the Joint Ventures listed on Schedule 2 of this Agreement.

(d)    Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

(e)    The Indenture. The Indenture has been duly authorized by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, the Indenture will constitute a valid and legally binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(f)    The Notes and the Guarantees. The Notes (including any PIK Notes) have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Notes have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(g)    The PIK Shares. Subject to the Requisite Shareholder Approvals, the issuance of the PIK Shares has been duly and validly authorized by the Company and, when any PIK Shares are issued and delivered pursuant to PIK Share Payments, the PIK Shares will be duly authorized, validly issued and delivered and fully paid and non-assessable, free and clear of all taxes, liens, preemptive rights, rights of first refusal, subscription and similar encumbrances.

(h)    Collateral. The applicable pledging or granting entities under each Security Document own the relevant Collateral covered by such Security Document, free and clear of any security interest, mortgage, pledge, lien, hypothec, encumbrance or claim, except for liens permitted under the terms of the Indenture and any security interest, mortgage, pledge, lien, hypothec, encumbrance or claim securing obligations or permitted to be incurred under the Financing Documents.

(i)    Security Documents. Each of the Security Documents has been duly authorized by the Company and each Guarantor (to the extent a party thereto), and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company (to the extent a party thereto) and each of the Guarantors (to the extent a party thereto) enforceable against the Company (to the extent a party thereto) and each of the Guarantors (to the extent a party thereto) in accordance with its terms, subject to the Enforceability Exceptions. The registration, recording or publication of financing statements and/or Security Documents as contemplated by the Indenture and the Security Documents creates (or, in the case of financing statements or Security Documents to be filed on or after the Closing Date, will upon such registration create) a fully perfected security interest and charge (or its equivalent) in all right, title and interest of the Company and each of the Guarantors in its Collateral, to the extent that a security interest in such Collateral may be perfected by such registrations or publication, as security for the obligations of the Company and the Guarantors under the Notes, the Guarantees and the Indenture, in each case subject to no liens other than liens permitted under the terms of the Indenture and the other Transaction Documents.

(j)    The Warrant Agreement. The Warrant Agreement has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, the Warrant Agreement will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(k)    The Warrants. The Warrants have been duly authorized by the Company and, when duly executed, issued and delivered as provided in the Warrant Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Warrant Agreement;

(l)    The Warrant Shares. Subject to the Requisite Shareholder Approvals, the issuance of the Warrant Shares has been duly and validly authorized by the Company and, when the Warrant Shares are issued and delivered upon exercise of the Warrants, the Warrant Shares will be duly authorized, validly issued and delivered and fully paid and non-assessable, free and clear of all taxes, liens, preemptive rights, rights of first refusal, subscription and similar encumbrances.

(m)    No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents, (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n)    No Conflict. The execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which it is a party, the issuance and sale of the Offered Securities (including any PIK Notes) and, subject to the Requisite Shareholder Approvals, the Warrant Shares and the PIK Shares, and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the Transactions will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries, or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o)    Consents and Approvals. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with the rules of the NYSE, or approval of the shareholders of the Company or its subsidiaries, is required in connection with the execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which it is a party, the issuance and sale by the Company of the Notes (including any PIK Notes), the Warrants, the Warrant Shares and any PIK Shares and the issuance by the Guarantors of the Guarantees or the consummation of the Transactions, except (i) the registration under the Securities Act of the Warrant Shares and the PIK Shares, (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or “blue sky” laws or any applicable foreign securities laws in connection with issuance and sale of the Offered Securities, (iii) the NYSE listing application and any other filings required with the NYSE in connection with listing of the Warrant Shares and the PIK Shares and (iv) the Requisite Shareholder Approvals with respect to the Warrant Shares and the PIK Shares.

(p)    Company SEC Documents. Since January 1, 2014, the Company has filed or furnished all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) (the “Company SEC Documents”) with the SEC. As of their respective dates, each of the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1984, as amended (the “Exchange Act”), as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents. The Company has filed with the SEC all “material contracts” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Exchange Act) that are required to be filed as exhibits to the Company SEC Documents.

(q)    Financial Statements. Each of the financial statements and the related notes of the Company and its consolidated subsidiaries included or incorporated by reference in the Company SEC Documents comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations of the SEC thereunder, and fairly present, or will fairly present, as the case may be, in all material respects the financial position, results of operations and cash flows of the Company and its subsidiaries as of the dates indicated and for the periods specified, subject, in the case of the unaudited financial statements, to the absence of disclosures normally made in footnotes and to customary year-end adjustments; such financial statements have been prepared, or will be prepared, as the case may be, in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (except as disclosed in the Company SEC Documents filed before the date of this Agreement), and the supporting schedules, if any, included or incorporated by reference in the Company SEC Documents fairly present, in all material respects, the information required to be stated therein; and the other financial information included or incorporated by reference in the Company SEC Documents has been derived from the accounting records of the Company and its subsidiaries and presents fairly, or will present fairly, as the case may be, the information shown thereby. Neither the Company nor any of the Company’s subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar agreement or arrangement, where the result, purpose or effect of such agreement or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its subsidiaries in the Company SEC Documents (including the financial statements contained therein). Except to the extent specifically reflected or reserved against on the September 30, 2016 consolidated balance sheet of the Company (including the notes thereto) included in the Company’s Form 10-Q as filed with the SEC on November 2, 2016, neither the Company nor any of its subsidiaries has any (i) liabilities (whether or not accrued, fixed, contingent, asserted or known) or (ii) any impairments (including impairments that would reasonably be expected to occur or be taken) to assets or reserves, except for liabilities or impairments, respectively, that (A) are otherwise disclosed in the Company SEC Documents or (B) could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(r)    Independent Accountants. KPMG, LLP, who has certified certain financial statements of the Company and its subsidiaries, was at the time of such certification an independent registered public accounting firm with respect to the Company and its subsidiaries, as required by the Securities Act and the Exchange Act, and the applicable published rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board.

(s)    Title to Real and Personal Property. The Company and each of its subsidiaries has good and marketable title to all material property (real and personal), or has valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, free and clear of all liens, claims, security interests or other encumbrances except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or (iii) were placed on such property in connection with the RBL Credit Agreement, the Second Lien Credit Agreement, the organizational documents of the Joint Ventures or as will be placed on such property in connection with the Transactions.

(t)    Title to Intellectual Property. Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company and its subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others.

(u)    Investment Company Act. Neither the Company nor any of its subsidiaries is and, after giving effect to the Transactions and the application of the proceeds thereof, none of them will be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Investment Company Act”).

(v)    Energy Regulatory Status. Neither the Company nor any of its subsidiaries (i) is subject to regulation as a “natural-gas company,” under the Natural Gas Act or the regulations of the Federal Energy Regulatory Commission (“FERC”) thereunder, (ii) subject to regulation as a “gas utility company,” a “public-utility company,” or a “holding company” under the Public Utility Holding Company Act of 2005, or FERC’s regulations thereunder, or (iii) subject to regulation as a “public utility,” a “natural gas utility,” a “natural gas company,” a “holding company,” or similar term under any state law or regulation.

(w)    Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except for any failure to pay such taxes or file such returns that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in the Company SEC Documents, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(x)    Licenses and Permits. The Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses, except where the failure to possess or make the same could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in the Company SEC Documents, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization, except for any revocation or modification or failure to renew that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y)    No Labor Disputes. Neither the Company nor its subsidiaries are involved in any labor dispute with their respective employees nor, to the knowledge of the Company, is any such dispute threatened except, in each case, for disputes which could not reasonably be expected, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z)    Compliance With Environmental Laws. (i) The Company and its subsidiaries (x) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that could reasonably be expected to result in any such notice; and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses, certificates or other authorizations, or approvals, or cost or liability, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the Company SEC Documents, (x) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, and (y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material adverse effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (z) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(aa)    Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of companies within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) has or could have any liability (each, a “Plan”) has been maintained in compliance, in all material respects, with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory, administrative or other applicable exemption (including individual exemptions that have been or will be applied for with the U.S. Department of Labor); (iii) no Plan that is subject to the funding rules of Sections 412 or 430 of the Code or Section 302 of ERISA has failed to satisfy the minimum funding standards applicable to such Plan, whether or not waived, and no such Plan has been determined to be, or is reasonably expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (iv) the fair market value of the assets of each Plan equals or exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; (vi) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and to the knowledge of the Company and the Guarantors, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and (vii) neither the Company nor any member of its Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA).

(bb)    Disclosure Controls. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that material information required to be disclosed by the Company, including its consolidated subsidiaries, in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported as required under the Exchange Act within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(cc)    Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. As of December 31, 2015, the last date such controls were required to be tested, there were no material weaknesses or significant deficiencies in the Company’s internal controls.

(dd)    Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(ee)    No Unlawful Payments. None of the Company, any of its subsidiaries or, to the knowledge of the Company and each of the Guarantors, any director, officer, or employee of the Company or any of its subsidiaries, or any agent, or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act

2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ff)    Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and, to the knowledge of the Company, have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or any of the Guarantors, threatened.

(gg)    No Conflicts with Sanctions Laws. None of the Company, any of its subsidiaries, or, to the knowledge of the Company and the Guarantors, any director, officer, employee, agent or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries or any of the Guarantors located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(hh)    Solvency. On and immediately after the Closing Date, neither the Company nor any of the Guarantors (after giving effect to the Transactions) will be “insolvent” as defined under the United States Bankruptcy Code.

(ii)    No Restrictions on Subsidiaries. Except for any such restrictions in the RBL Credit Agreement, the Second Lien Credit Agreement, the organizational documents of the Joint Ventures or as will be contained in the Transaction Documents, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(jj)    Reserve Report Data. Other than as disclosed in the Company SEC Documents, the oil and gas reserve estimates of the Company and its subsidiaries for the fiscal years ended December 31, 2015, 2014 and 2013 are derived from reports that have been prepared by or have been audited by either (a) Lee Keeling and Associates, Inc. (b) Haas Petroleum Engineering Services Inc., (c) Ryder Scott Company, L.P., (d) Netherland, Sewell & Associates, Inc. or (e) the Company’s internal engineers, as set forth therein, and such reserves were prepared in accordance with the Statement of Financial Accounting Standards No. 69 and Rule 4-10 of Regulation S-X.

(kk)    Oil and Gas Properties. The Company and the Guarantors have good and defensible title to all Proved Reserves included in the Oil and Gas Properties (“proved Oil and Gas Properties”) described in the most recent Reserve Report provided to the Purchasers, free and clear of all liens except liens permitted pursuant to the Transaction Documents. All such proved Oil and Gas Properties are valid, subsisting, and in full force and effect, and all rentals, royalties, and other amounts due and payable in respect thereof have been duly paid. Without regard to any consent or non-consent provisions of any joint operating agreement covering any of the Company’s or any Guarantor’s proved Oil and Gas Properties, the Company’s or the Guarantors share, as applicable, of (a) the costs for each proved Oil and Gas Property described in the Reserve Report is not materially greater than the decimal fraction set forth in the Reserve Report, before and after payout, as the case may be, and described therein by the respective designations “working interests,” “WI,” “gross working interest,” “GWI,” or similar terms (except in such cases where there is a corresponding increase in the net revenue interest), and (b) production from, allocated to, or attributed to each such proved Oil and Gas Property is not materially less than the decimal fraction set forth in the Reserve Report, before and after payout, as the case may be, and described therein by the designations “net revenue interest,” “NRI,” or similar terms. Each well drilled in respect of proved producing Oil and Gas Properties described in the Reserve Report (1) is capable of, and is presently, either producing Hydrocarbons in commercially profitable quantities or in the process of being worked over or enhanced, and the Company, or the Guarantor that owns such proved producing Oil and Gas Properties, is currently receiving payments for its share of production, with no funds in respect of any thereof being presently held in suspense, other than any such funds being held in suspense pending delivery of appropriate division orders, and (2) has been drilled, bottomed, completed, and operated in compliance with all applicable laws, in the case of clauses (1) and (2), except where any failure to satisfy clause (1) or to comply with clause (2) would not reasonably be expected to have a Material Adverse Effect, and no such well which is currently producing Hydrocarbons is subject to any penalty in production by reason of such well having produced in excess of its allowable production. “Oil and Gas Property” means: (a) direct and indirect interests in and rights with respect to oil, gas, mineral and related properties and assets of any kind and nature, direct or indirect, including, without limitation, wellbore interests, working, royalty and overriding royalty interests, mineral interests, leasehold interests, production payments, operating rights, net profits interests, other non-working interests, contractual interests, non-operating interests and rights in any pooled, unitized or communitized acreage by virtue of such interest being a part thereof; (b) interests in and rights with respect to Hydrocarbons other minerals or revenues therefrom and contracts and agreements in connection therewith and claims and rights thereto (including oil and gas leases, operating agreements, unitization, communitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, oil and gas sales, exchange and processing contracts and agreements and, in each case, interests thereunder), and surface interests, fee interests, reversionary interests, reservations and concessions related to any of the foregoing; (c) easements, rights-of-way, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing; (d) interests in oil, gas, water, disposal and injection wells, equipment and machinery (including well equipment and machinery), oil and gas production, gathering, transmission, compression, treating, processing and storage facilities (including tanks, tank batteries, pipelines and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries and other tangible or intangible, movable or immovable, real or personal property and fixtures located on, associated with, appurtenant to, or necessary for the operation of any of the foregoing; and (e) all seismic, geological, geophysical and engineering records, data, information, maps, licenses and interpretations. “Hydrocarbons” means all crude oil and condensate, natural gas, distillate or sulphur, natural gas liquids and all products recovered in the processing of natural gas (other than condensate) including, without limitation, natural gasoline, coalbed methane gas, casinghead gas, iso-butane, normal butane, propane and ethane (including such methane allowable in commercial ethane), in each case, produced from or attributable to the Oil and Gas Properties of the Company and the Guarantors. “Proved Reserves” means those Oil and Gas Properties designated as proved (in accordance with SEC rules and regulations) in the Reserve Report most recently delivered to the Purchasers.

(ll)    Maintenance of Properties. Except for such acts or failures to act as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Oil and Gas Properties (and properties unitized therewith) of the Company and its subsidiaries have been maintained, operated and developed in a good and workmanlike manner and in conformity with all applicable laws, statutes, codes, ordinances, orders, determinations, rules, regulations, judgments, decrees, injunctions, franchises, permits, certificates, licenses, authorizations or other directives or requirements, whether now or hereinafter in effect, including, without limitation, Environmental Laws, energy and public utility laws and regulations and occupational, safety and health standards or controls, of any appropriate federal, state, local or foreign governmental or regulatory authorities and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Oil and Gas Properties and other contracts and agreements forming a part of the Oil and Gas Properties of the Company and its subsidiaries. Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect, (a) no Oil and Gas Property of the Company or any subsidiary is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (b) none of the wells comprising a part of the Oil and Gas Properties (or properties unitized therewith) of the Company and its subsidiaries is deviated from the vertical more than the maximum permitted by Governmental Requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on properties unitized therewith, such unitized properties) of the Company and its subsidiaries. The wells drilled in respect of proved producing Oil and Gas Properties described in the Reserve Report are capable of, and are presently, either producing Hydrocarbons in commercially profitable quantities or in the process of being worked over or enhanced, and the Company or the Guarantors that owns such proved producing Oil and Gas Properties is currently receiving payments for its share of production, with no funds in respect of any thereof being presently held in suspense, other than any such funds being held in suspense pending delivery of appropriate division orders. All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Company or any of its subsidiaries that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by the Company or any of its subsidiaries, in a manner consistent with the past practices of the Company and its subsidiaries (other than those the failure of which to maintain in accordance with the foregoing could not reasonably be expected to have a Material Adverse Effect).

(mm)    No Pre-Emptive Rights. No person, firm or corporation has, or will have at the Closing Date, any agreement or any option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement, for the purchase from the Company or any of the Guarantors, or issuance of, or subscription for, any securities of the Company or any of the Guarantors, except as may be granted pursuant to the Company’s existing stock incentive plans, stock purchase or similar plans offered to directors, officers and employees in the ordinary course of business or where the existence of such agreement, option, right or privilege, whether or not exercised, would not reasonably be expected to have a Material Adverse Effect.

(nn)    No Broker’s Fees. Except for the engagement letter between Credit Suisse Securities (USA) LLC and the Company and the engagement letter between Seaport Global Securities LLC and the Company, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a claim against the Company for a financial advisory fee, brokerage commission, finder’s fee or like payment in connection with the Offering. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a claim against the Purchasers for a financial advisory fee, brokerage commission, finder’s fee or like payment in connection with the Offering.

(oo)    Eligibility for Resale under Rule 144A. The Notes (including any PIK Notes) are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

(pp)    No Registration Required. Assuming the accuracy of (i) the representations and warranties in Section 3 and (ii) the information provided by the Purchasers in the Questionnaires, the purchase of the Offered Securities and any issuance of PIK Notes pursuant hereto are exempt from the registration requirements of the Securities Act.

(qq)    No General Solicitation. No form of general solicitation or general advertising within the meaning of Regulation D (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used by the Company, the Guarantors, any of their respective affiliates or any of their respective representatives in connection with the offer and sale of the Offered Securities.

(rr)    No Directed Selling Efforts. No directed selling efforts within the meaning of Rule 902 under the Securities Act were used by the Company, the Guarantors or any of their respective representatives with respect to Offered Securities sold outside the United States to non-U.S. persons, and the Company, any affiliate of the Company and any person acting on its or their behalf has complied with and will implement the “offering restrictions” required by Rule 902 under the Securities Act.

(ss)    Integration. Neither the Company nor any Guarantor, nor any other person acting on behalf of the Company or any Guarantor, has sold or issued any securities that would be integrated with the offering of the Offered Securities contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the SEC.

The Company and each of the Guarantors will take reasonable precautions designed to ensure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act), of any Offered Securities or any substantially similar security issued by the Company or any Guarantor, within six months subsequent to the date on which the distribution of the Offered Securities has been completed, is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Offered Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act.

SECTION 3.    Representations and Warranties of the Purchasers and the Affiliated Purchasers. Each of the Purchasers, severally on behalf of and with respect to itself only, and not jointly with any other Purchaser, represents and warrants and agrees with the Company and the Guarantors as set forth below. To the extent that an Affiliated Purchaser acquires Offered Securities from the Company pursuant to this Agreement, such Affiliated Purchaser shall be deemed to have made each of the representations and warranties below substituting “Affiliated Purchaser” for “Purchaser” in this Section 3. Except for representations, warranties and agreements that are expressly limited as to a particular date, each representation, warranty and agreement is made as of the date hereof and as of the Closing Date after giving effect to the Transactions:

(a)    Formation. Such Purchaser has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its formation.

(b)    Power and Authority. Such Purchaser has the requisite corporate (or analogous) power and authority to enter into, execute and deliver this Agreement and the other Transaction Agreements to which it is or will be a party and to perform its obligations and consummate the Transactions and has taken all necessary corporate (or analogous) action required for the due authorization of the Transaction Agreements, the performance of its obligations thereunder and the consummation of the Transactions.

(c)    Purchase Agreement. This Agreement has been duly authorized, executed and delivered by such Purchaser.

(d)    Restricted Securities. Such Purchaser understands that the Offered Securities (including any PIK Notes) have not been registered under the Securities Act and may not be resold without registration under the Securities Act except pursuant to a specific exemption from the registration provisions of the Securities Act.

(e)    Investment Intent. Such Purchaser is acquiring the Offered Securities (including any PIK Notes) for investment for its own account, and not with the view to, or for resale in connection with, any distribution thereof not in compliance with the Securities Act and any applicable state securities or “blue sky” laws, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with the Securities Act and any applicable state securities or “blue sky” laws.

(f)    Sophistication. Such Purchaser is an “accredited investor” within the meaning of Rule 501(a) promulgated under the Securities Act, all of the answers and information set forth on the investor questionnaires (the “Questionnaires”) attached hereto as Exhibit C and Exhibit D submitted to the Company is true and correct, and such Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Offered Securities being acquired hereunder. With the assistance of such

Purchaser’s own professional advisors, to the extent that such Purchaser has deemed appropriate, such Purchaser has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Offered Securities and the consequences of this Agreement. Such Purchaser has considered the suitability of the Offered Securities as an investment in light of its own circumstances and financial condition and such Purchaser is able to bear any economic risks associated with such investment. Such Purchaser agrees to furnish any additional information reasonably requested by the Company or any of its affiliates, to the extent necessary to assure compliance with applicable U.S. federal and state securities laws in connection with such Purchaser’s purchase of the Offered Securities. Without derogating from or limiting the representations and warranties of the Company, such Purchaser acknowledges that it has been afforded the opportunity to ask questions and receive answers concerning the Company and to obtain additional information that it has requested to verify the information contained herein. Notwithstanding the foregoing, nothing contained herein will operate to modify or limit in any respect the representations and warranties of the Company or to relieve it from any obligations to such Purchaser for breach thereof or the making of misleading statements or the omission of material facts in connection with the Transactions.

(g)    Sufficient Funds. On the Closing Date, such Purchaser (or its applicable Affiliated Purchaser(s), as applicable) will have available funds necessary to consummate the closing of the Offering on the terms and conditions contemplated by this Agreement.

(h)    Brokers and Finders. Neither such Purchaser nor any of its affiliates is a party to any contract, agreement or understanding with any person that would give rise to a claim against the Company for a financial advisory fee, brokerage commission, finder’s fee or like payment in connection with the Offering.

SECTION 4.    Additional Covenants of the Company. Without derogating from the obligations of the Company set forth elsewhere in this Agreement, the Company agrees with the Purchasers as set forth below.

(a)    No Resales by the Company or the Guarantors. The Company and the Guarantors will not, and will not permit any of their respective affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities (including any PIK Notes) that have been acquired by any of them, except for Offered Securities (including any PIK Notes) purchased by the Company, the Guarantors or any of their respective affiliates and resold in a transaction registered under the Securities Act.

(b)    Integration. The Company and the Guarantors agree not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Offered Securities in a manner that would require the registration under the Securities Act of the sale to the Purchasers of the Offered Securities.

(c)    Disclosure. So long as any of the Notes (including any PIK Notes) or the Warrants are outstanding, the Company and the Guarantors will, furnish at their expense to the Purchasers, and, upon request, to the holders of the Notes (including any PIK Notes) or the Warrants and prospective purchasers of the Notes (including any PIK Notes) or the Warrants, the information required by Rule 144A(d)(4) under the Securities Act (if any) unless such information is publicly available.

(d)    General Solicitation; Directed Selling Efforts. The Company and the Guarantors agree not to solicit any offer to buy or sell the Offered Securities by means of any form of general solicitation or general advertising (as those terms are defined in Regulation D under the Securities Act), or by means of any directed selling efforts (as defined in Rule 902 under the Securities Act) in the United States in connection with any Offered Securities being offered and sold pursuant to Regulation S under the Securities Act.

(e)    No Stabilization. Neither the Company nor any of the Guarantors will take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Offered Securities.

(f)    Listing. The Company shall, following the Closing Date, take all action reasonably necessary to effect the listing of the Warrant Shares and the PIK Shares on the NYSE, upon official notice of issuance. Following the initial listing of such shares, the Company shall use its reasonable best efforts to maintain the listing of such shares for so long as Company’s Common Stock continues to be listed on the NYSE or, if the Common Stock is not then listed on the NYSE, on the primary national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation or on any over-the-counter market.

(g)    Reservation and Listing of Common Stock. Upon receipt of the Requisite Shareholder Approvals, the Company shall maintain a reserve of the maximum aggregate number of shares of Common Stock potentially issuable in the future pursuant to the Transaction Documents, including any Warrant Shares issuable upon exercise in full of all Warrants and any PIK Shares to be issued pursuant to any PIK Share Payments.

(h)    Requisite Shareholder Approvals. As promptly as practicable after execution of this Agreement, the Company shall, use its reasonable best efforts to obtain the Requisite Shareholder Approvals.

SECTION 5.    Indemnification and Contribution.

(a)    Whether or not the Offering or the other Transactions are consummated or this Agreement is terminated, the Company and each of the Guarantors (in such capacity, each, an “Indemnifying Party”) jointly and severally shall indemnify and hold harmless each Purchaser, each Affiliated Purchaser, and their respective officers, directors, members, partners, employees, agents and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, suits, proceedings, damages, liabilities, costs, and expenses (including reasonable fees of counsel), joint or several, arising out of, or related to circumstances (“Losses”) to which any Indemnified Person may become subject arising out of or in connection with any action, claim, challenge, litigation, suit, investigation, inquiry or proceeding (“Proceedings”) with respect to the Offering, this Agreement, the other Transaction Documents or the Transactions and shall reimburse the Indemnified Persons for any reasonable legal or other out-of-pocket expenses incurred in connection with investigating, responding to or defending any of the foregoing; provided that the foregoing indemnification will not apply to Losses to the extent that they resulted directly from (i) any material breach by such Indemnified Person of this Agreement or (ii) gross negligence, bad faith or willful misconduct on the part of the Indemnified Person. If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless, then the Indemnifying Party shall contribute amounts in respect of such Losses in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party, on the one hand, and the Indemnified Person, on the other hand, but also the relative fault of the Indemnifying Party, on the one hand and the Indemnified Person, on the other hand, as well as any relevant equitable considerations. The indemnity, reimbursement and contribution obligations of the Indemnifying Party under this Section 5 shall be in addition to any liability that the Indemnifying Party may otherwise have to an Indemnified Person and shall bind and inure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnifying Party and any Indemnified Person.

(b)    Reasonably promptly after receipt by an Indemnified Person of notice of the commencement of any Proceedings with respect to which the Indemnified Person may be entitled to indemnification hereunder, such Indemnified Person will, if a claim is to be made hereunder against the Indemnifying Party in respect thereof, notify the Indemnifying Party in writing of the commencement thereof; provided that (i) the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have hereunder except to the extent it has been actually prejudiced by such failure and (ii) the omission to so notify the Indemnifying Party will not relieve it from any liability that it may have to an Indemnified Person otherwise than on account of this Section 5. In case any such Proceeding is brought against any Indemnified Person and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to such Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person; provided, that if the defendants in any such Proceeding include both such Indemnified Person and the Indemnifying Party and such Indemnified Person shall have concluded that there may be legal defenses available to it that are different from or additional to those available to the Indemnifying Party, or that there otherwise exists or may exist a conflict of interest, such Indemnified Person shall have the right to select, at the expense of the Indemnifying Party, one separate counsel (as well as one or more local counsels), to assert such legal defenses and to otherwise participate in the defense of such Proceeding on behalf of such Indemnified Person; provided, further, that the right of the Indemnifying Party to so assume the defense of any such Proceeding shall not apply, and the Indemnified Person shall be permitted to instead assume the defense of any such Proceeding with separate counsel (including one or more local counsels) of its choosing, at the expense of the Indemnifying Party, to the extent that (w) the Indemnifying Party shall not have employed counsel satisfactory to such Indemnified Person to represent such Indemnified Person within a reasonable time after notice of commencement of such Proceeding, (x) the Indemnifying Party is not, in the reasonable determination of such Indemnified Person, diligently pursuing such defense, (y) the Indemnifying Party shall not have elected to assume such defense pursuant to written notice delivered to such Indemnified Person within ten (10) calendar days after notice of commencement of such Proceeding or (z) such Proceeding relates to any criminal action, indictment, allegation or investigation or does not solely seek (and continue to solely seek) monetary damages.

(c)    The Indemnifying Party shall not be liable under this Section 5 to an Indemnified Person for any settlement of any Proceedings effected by such Indemnified Person without the Indemnifying Party’s written consent (which consent shall not be unreasonably withheld, delayed or conditioned). The Indemnifying Party shall not, without the prior written consent of an Indemnified Person, effect any settlement of any pending or threatened Proceedings in respect of which indemnity has been sought hereunder by such Indemnified Person unless (i) such settlement includes an unconditional release of such Indemnified Person in form and substance satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such Proceedings and (ii) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

SECTION 6.    Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other Parties, if the Closing has not been consummated on or before March 15, 2017.

SECTION 7.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered personally, by facsimile or sent by overnight courier as follows:

(a)    If to the Company or any Guarantor:

EXCO Resources, Inc.

12377 Merit Drive, Suite 1700

Dallas, Texas 75251

Facsimile: (817) 368-2087

Attention: Chief Financial Officer

with copies (which shall not constitute notice) to:

Haynes and Boone, LLP

2323 Victory Avenue, Suite 700

Dallas, Texas 75219

Email: scott.wallace@haynesboone.com

Facsimile: (214) 200-0674

Attention: Scott Wallace

and

Kirkland & Ellis LLP

600 Travis Street, Suite 3300

Houston, Texas 77002

Email: justin.hoffman@kirkland.com

Facsimile: (713) 835-3601

Attention: Justin F. Hoffman

(b)    If to a Purchaser, at the address set forth on such Purchaser’s signature page hereto or to such other address or addresses as shall be designated in writing. All notices shall be effective when received.

SECTION 8.    Independent Nature of Purchasers. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Each Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder. The decision of each Purchaser to purchase the Offered Securities pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its subsidiaries which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any other Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the Transactions. Except as otherwise provided in this Agreement, each Purchaser shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

SECTION 9.    Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties, except that each Purchaser may assign its rights, interests and/or obligations under this Agreement to any of its Affiliated Purchasers pursuant to Section 1(e). Notwithstanding the foregoing or anything to the contrary contained herein, subject to Section 1(e), this Agreement, and any Purchaser’s rights, interests or obligations hereunder, may be assigned, delegated or transferred, in whole or in part, by such Purchaser to one or more of such Purchaser’s Affiliated Purchasers without the prior written consent of the Company, provided that any such assignee assumes the obligations of such Purchaser hereunder and agrees in writing to be bound by the terms of this Agreement in the same manner as such Purchaser; provided, that no such assignment shall relieve such Purchaser of its obligations hereunder if such assignee fails to perform such obligations. Except as provided in Section 5 with respect to the Indemnified Persons and Section 11 with respect to Non-Recourse Parties, this Agreement is not intended to and does not confer upon any person other than the Parties hereto any rights or remedies under this Agreement and nothing set forth in this Agreement shall confer upon or give to, or be construed to confer upon or give to, any other person (including any affiliates of the Company or any of its respective members, shareholders, partners, directors, employees, officers or creditors or any successor thereto or assignee thereof, or any third party claiming by or through any of the foregoing) any benefits, rights or remedies under or by reason of, or any rights to enforce or cause the Company to enforce, the obligations of any Purchaser or its permitted assignees hereunder or any other provisions of this Agreement. Any Indemnified Persons and any Non-Recourse Parties shall be entitled to enforce and rely on the provisions listed in the immediately preceding sentence as if they were a Party to this Agreement.

SECTION 10.    Prior Negotiations; Entire Agreement. This Agreement, together with the documents and instruments attached as schedules, annexes or exhibits to and referred to in this Agreement, constitutes the entire agreement of the Parties with respect to the Offering and supersedes all prior agreements, arrangements or understandings, whether written or oral, between the Parties or any of their respective affiliates with respect to the transactions contemplated hereby.

SECTION 11.    GOVERNING LAW; VENUE; Non-Recourse Parties. THIS AGREEMENT WILL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO CONSENTS TO SUBMIT ITSELF TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN AND ANY UNITED STATES FEDERAL COURTS LOCATED IN THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY CLAIM OR CAUSE OF ACTION ARISING UNDER OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND AGREES THAT ALL SERVICE OF PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO IT AT ITS ADDRESS AS SET FORTH IN SECTION 7, AND THAT SERVICE SO MADE SHALL BE TREATED AS COMPLETED WHEN RECEIVED. EACH OF THE PARTIES HERETO WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND WAIVES ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED IN ANY SUCH COURT. THE COMPANY, THE GUARANTORS AND THE PURCHASERS HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED ON CONTRACT,

TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THE NEGOTIATION, ADMINISTRATION, PERFORMANCE, AND ENFORCEMENT HEREOF. NOTHING IN THIS PARAGRAPH SHALL AFFECT THE RIGHT OF THE PARTIES HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. NOTWITHSTANDING THE FOREGOING, EACH OF THE PARTIES HERETO AGREES THAT EACH OF THE OTHER PARTIES HERETO SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING FOR ENFORCEMENT OF A JUDGMENT ENTERED BY A COURT PERMITTED BY THIS SECTION 11 IN ANY OTHER COURT OR JURISDICTION.

Notwithstanding anything that may be otherwise expressed or implied in this Agreement, the Company and each of the Guarantors, by its acceptance of the benefits hereof, covenants, agrees and acknowledges for itself and its affiliates that no person other than the Purchasers and their respective permitted successors and assigns, including their respective applicable Affiliated Purchasers, if any, who acquire Offered Securities from the Company pursuant to this Agreement, shall have any obligation hereunder or in connection with the Transactions and that no recourse hereunder or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against any former, current or future equity holder, controlling person, director, officer, employee, agent, affiliate, member, manager, general or limited partner, representative or successor or assignee of any Purchaser (or any such applicable Affiliated Purchaser) or any former, current or future equity holder, controlling person, director, officer, employee, agent, affiliate, member, manager, general or limited partner, representative or successor or assignee of any of the foregoing (such persons, collectively, the “Non-Recourse Parties”), whether by the enforcement of any assessment or by any legal or equitable proceedings, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any Non-Recourse Party, as such, for any obligations of any Purchaser under this Agreement or any documents or instruments delivered in connection herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith or for any claim based on, in respect of, or by reason of, such obligations or their creation.

SECTION 12.    Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to each other Party, it being understood that the Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

SECTION 13.    Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by all the Parties or, in the case of a waiver, by the Party waiving compliance. No delay on the part of any Party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any Party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any Party otherwise may have at law or in equity.

SECTION 14.    Interpretation; Severability. When a reference is made in this Agreement to “Sections,” “Schedules” or “Exhibits” such reference shall be to a Section of, Schedule or Exhibit to, this Agreement unless otherwise indicated. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. References to “herein,” “hereof,” “hereunder” and the like refer to this Agreement as a whole and not to any particular section or provision, unless the context requires otherwise. The headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section.

It is the intent of the Parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under applicable law and public policies applied in each jurisdiction in which enforcement is sought. If any particular provision or portion of this Agreement shall be adjudicated to be invalid or unenforceable, such provision or portion thereof shall be deemed amended to the minimum extent necessary to render such provision or portion valid and enforceable, and such amendment will apply only with respect to the operation of such provision or portion in the particular jurisdiction in which such adjudication is made.

SECTION 15.    Survival. The indemnities, representations, warranties and agreements of the Company and the Guarantors contained in this Agreement or made by or on behalf of the Company or the Guarantors pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Offered Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Purchasers.

SECTION 16.    Public Announcement. No public release or announcement (for the avoidance of doubt, excluding in respect of any Schedule 13D (or 13G), Form 4 or similar SEC filing requirements of the Purchasers or their affiliates so long as the Company is provided a reasonable opportunity to comment on such disclosure in advance) concerning the Offering or the other Transactions, shall be issued by any Party hereto without the prior consent of the other Parties (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by law, regulation or stock exchange rule, in which case the Party required to make the release or announcement shall, to the extent reasonably practicable, allow the other Parties reasonable time to comment on such release or announcement in advance of such issuance; provided that in no event shall any such press release or announcement name the Purchasers or any of their affiliates without their prior written consent, except to the extent necessary to comply with law, regulation or stock exchange rule. The provisions of this Section 16 shall not restrict the ability of the Company to summarize or describe the Transactions in any prospectus or similar offering document or other current or periodic report, in each case to the extent required by law, regulation or stock exchange rule, so long as the other Party is provided a reasonable opportunity to comment on such disclosure in advance.

The remainder of this page left intentionally blank.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

EXCO RESOURCES, INC.

/s/ Tyler Farquharson
Name:	Tyler Farquharson
Title:	Vice President, Chief Financial Officer and Treasurer

EXCO SERVICES, INC.

/s/ Tyler Farquharson
Name:	Tyler Farquharson
Title:	Vice President, Chief Financial Officer and Treasurer

EXCO PARTNERS GP, LLC

/s/ Tyler Farquharson
Name:	Tyler Farquharson
Title:	Vice President, Chief Financial Officer and Treasurer

EXCO GP PARTNERS OLD, LP
By: EXCO PARTNERS GP, LLC, its General Partner

/s/ Tyler Farquharson
Name:	Tyler Farquharson
Title:	Vice President, Chief Financial Officer and Treasurer

EXCO PARTNERS OLD GP, LLC

/s/ Tyler Farquharson
Name:	Tyler Farquharson
Title:	Vice President, Chief Financial Officer and Treasurer

[Signature Page to Purchase Agreement]

EXCO OPERATING COMPANY, LP
By: EXCO PARTNERS OLD GP, LLC, its general partner

/s/ Tyler Farquharson
Name:	Tyler Farquharson
Title:	Vice President, Chief Financial Officer and Treasurer

EXCO MIDCONTINENT MLP, LLC

/s/ Tyler Farquharson
Name:	Tyler Farquharson
Title:	Vice President, Chief Financial Officer and Treasurer

EXCO HOLDING (PA), INC.

/s/ Tyler Farquharson
Name:	Tyler Farquharson
Title:	Vice President, Chief Financial Officer and Treasurer

EXCO PRODUCTION COMPANY (PA), LLC

/s/ Tyler Farquharson
Name:	Tyler Farquharson
Title:	Vice President, Chief Financial Officer and Treasurer

EXCO PRODUCTION COMPANY (WV), LLC

/s/ Tyler Farquharson
Name:	Tyler Farquharson
Title:	Vice President, Chief Financial Officer and Treasurer

[Signature Page to Purchase Agreement]

EXCO RESOURCES (XA), LLC

/s/ Tyler Farquharson
Name:	Tyler Farquharson
Title:	Vice President, Chief Financial Officer and Treasurer

EXCO LAND COMPANY, LLC

/s/ Tyler Farquharson
Name:	Tyler Farquharson
Title:	Vice President, Chief Financial Officer and Treasurer

EXCO HOLDING MLP, INC.

/s/ Tyler Farquharson
Name:	Tyler Farquharson
Title:	Vice President, Chief Financial Officer and Treasurer

RAIDER MARKETING, LP
By: RAIDER MARKETING GP, LLC, its General Partner

/s/ Tyler Farquharson
Name:	Tyler Farquharson
Title:	Vice President, Chief Financial Officer and Treasurer

[Signature Page to Purchase Agreement]

ADVENT CAPITAL (NO 3) LTD
BRIT INSURANCE (GIBRALTAR) PCC LIMITED
BRIT SYNDICATES LIMITED
FEDERATED INSURANCE COMPANY OF CANADA
NORTHBRIDGE GENERAL INSURANCE CORPORATION
CLEARWATER SELECT INSURANCE COMPANY
NEWLINE CORPORATE NAME LIMITED (SYNDICATE)
ODYSSEY REINSURANCE COMPANY
WENTWORTH INSURANCE COMPANY LTD.
ZENITH INSURANCE COMPANY
FAIRFAX FINANCIAL HOLDINGS MASTER TRUST FUND

By: Hamblin Watsa Investment Counsel Ltd., its Investment Manager

/s/ Paul Rivett
Name:	Paul Rivett
Title:	Chief Operating Officer

Subscription Amount:	$151,000,000
Aggregate Principal Amount of Notes:	$151,000,000
Number of Warrants:	162,365,591

See following page for allocation of Notes and Warrants

Hamblin Watsa Investment Counsel Ltd.

95 Wellington Street West, Suite 802

Toronto, Ontario, Canada M5J 2N7

Facsimile: (416) 367-4946

Attention: Derek Bulas

With a copy (which shall not constitute notice) to:

Shearman & Sterling LLP

199 Bay Street, Suite 4405

Toronto, Ontario Canada M5L 1E8

Facsimile: (416) 360-2125

Attention: Kevin Roggow

[Signature Page to Purchase Agreement]

Investor	Principal Amount of Notes	Number of Warrants
Advent Capital (No 3) Ltd	$5,000,000	5,376,344
Brit Insurance (Gibraltar) PCC Limited	3,500,000	3,763,441
Brit Syndicates Limited	19,500,000	20,967,742
Federated Insurance Company of Canada	8,000,000	8,602,151
Northbridge General Insurance Corporation	27,000,000	29,032,258
Clearwater Select Insurance Company	5,000 000	5,376,344
Newline Corporate Name Limited (Syndicate)	5,000,000	5,376,344
Odyssey Reinsurance Company	40,000,000	43,010 ,753
TIG Insurance Company	14,000,000	15,053,763
Wentworth Insurance Company Ltd.	10,000,000	10,752,688
Zenith Insurance Company	4,000,000	4,301,075
Fairfax Financial Holdings Master Trust Fund	10,000,000	10,752,688

Total	$151,000,000	162,365,591

[Signature Page to Purchase Agreement]

Energy Strategic Advisory Services LLC

/s/ Jonathan Siegler
Name:	Jonathan Siegler
Title:	Chief Financial Officer

Subscription Amount:	$70,000,000
Cash Election:	$2,100,000
Number of Warrants:	75,268,818

Energy Strategic Advisory Services LLC

200 Crescent Court, Suite 1900, Dallas, TX 75201

Email: jsiegler@bluescapepartners.com

Facsimile: 682-626-1335

Attention: Jonathan Siegler

With a copy (which shall not constitute notice) to:

Bracewell LLP

711 Louisiana Street Suite 2300, Houston, TX 77002-2770

Email: Emily.Leitch@bracewelllaw.com

Facsimile: 1.713.222.3249

Attention: Emily E. Leitch

[Signature Page to Purchase Agreement]

OCM EXCO Holdings, LLC

By: Oaktree Capital Management, L.P.
Its: Manager

/s/ Rajath Shourie
Name:	Rajath Shourie
Title:	Managing Director

/s/ Robert O’Leary
Name:	Robert O’Leary
Title:	Managing Director

Subscription Amount:	$39,500,000
Aggregate Principal Amount of Notes:	$39,500,000
Number of Warrants:	42,473,119

OCM EXCO Holdings, LLC

[Purchaser]

333 S. Grand Avenue, 28th Floor

Los Angeles, CA 90071

[Address]

Email: rlaroche@oaktreecapital.com; rshourie@oaktreecapital.com

Facsimile: (213) 830-6499

Attention: Robert LaRoche

With a copy (which shall not constitute notice) to:

[Name]

[Address]
Email:
Facsimile:
Attention:

[Signature Page to Purchase Agreement]

GEN IV INVESTMENT OPPORTUNITIES, LLC

/s/ Paul Segal
Name: Paul Segal
Title: President

Subscription Amount:	$30,000,000
Aggregate Principal Amount of Notes:	$30,000,000
Number of Warrants:	32,258,065

Gen IV Investment Opportunities LLC

1700 Broadway, 35th Floor

New York, NY 10019

Attention: Gen IV Investment Opportunities, LLC

Email: DL_Geniv@lspower.com

[Signature Page to Purchase Agreement]

VEGA ASSET PARTNERS, LP

/s/ Paul Segal
Name:	Paul Segal
Title:	Manager

Subscription Amount:	$9,500,000
Aggregate Principal Amount of Notes:	$9,500,000
Number of Warrants:	10,215,054

Vega Asset Partners, LP

1700 Broadway, 35th Floor

New York, NY 10019

Attention: Gen IV Investment Opportunities, LLC

Email: DL_Geniv@lspower.com

[Signature Page to Purchase Agreement]